=============================================================================
As filed with the Securities and Exchange Commission on  May 15, 1996.
											Registration No. 333-

                 					SECURITIES AND EXCHANGE COMMISSION
						                     Washington, D.C. 20549
                          								_______
                          								FORM S-8
          			REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
							                          	_______
                    						SEROLOGICALS CORPORATION
            				(Exact name of issuer as specified in its charter)
       	   Delaware                  				   58-2142225
(State or other jurisdiction of		(I.R.S. Employer Identification
incorporation or organization)		            Number)
                   					780 Park North Blvd., Suite 110
                     						Clarkston, Georgia 30021
          			(Address of principal executive offices) (Zip Code)

                   							SEROLOGICALS CORPORATION
               						1996 EMPLOYEE STOCK PURCHASE PLAN
                   							(Full title of the Plan)
           				________________________________________________
                   							Harold J. Tenoso, Ph.D.
                     							President and Chief
                      							Executive Officer
                  							Serologicals Corporation
                						780 Park North Blvd., Suite 110
                  							Clarkston, Georgia 30021
                     								(404) 296-5595
             						(Name, address and telephone number,
          						including area code, of agent for service)

                        								Copies to:
                  	 						David S. Rosenthal, Esq.
          							Shereff, Friedman, Hoffman & Goodman, LLP
                     								919 Third Avenue
                  							New York, New York  10022
                    								(212) 758-9500

CALCULATION OF REGISTRATION FEE

 Title of 	    	Amount to be  	  	Proposed   		Proposed      	Amount of
Securities 	 	  Registered(1) 	  	Maximum  	   	Maximum     	Registration
                             	  		Offering 	  	Aggregate 	        Fee
			             	                 	Price       	Offering
                      							    	Per Share	  	  Price
_____________________________________________________________________________
Common Stock, 		250,000 shares	  	$23.50(2)     $5,875,000(2)  $2,025.86
par value
$0.01 per share
=============================================================================
(1)	Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based of the average of the high and low sale prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on
May 10, 1996.
=============================================================================

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

	The following documents, which have been filed by Serologicals Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December
31, 1995.

(b)	The Registrant's Quarterly Report on Form 10-Q for the period ended
March 31, 1996; and

(c)	The Registrant's Current Report on Form 8-K dated March 6, 1996 as amended by its Current Report on Form 8-K/A dated April 30, 1996; and

(d)	The section of the Registrant's Form 8-A, filed on May 17, 1995, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), entitled "Description of Registrant's Securities to be Registered."

	In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents.

Item 4.	Description of Securities.

	Not applicable.

Item 5.	Interest of Named Experts and Counsel.

	Not applicable.

Item 6.	Indemnification of Directors and Officers.

	The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the
"DGCL") and the Amended and Restated Certificate of Incorporation of the
Registrant.  Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.  No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her.  In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified.  The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.  The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification.  The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.  The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

	The Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

	In addition, the Certificate provides that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all expense, liability and loss (including settlement) reasonably incurred or suffered by such person in connection with such service. The Certificate further provides that, to the extent permitted by law, expenses so incurred by any such person in defending any such proceeding shall, at his request, be paid by the Registrant in advance of the final disposition of such action or proceeding.

	The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any law, provision of By-laws or otherwise.

	Pursuant to indemnification agreements with certain of its executive officers and director the Registrant has agreed to indemnify such persons (including their respective heirs, executors and administrators) to the fullest extent permitted by the DGCL against all expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in which such executive officer or director may be involved by reason of having been a director or officer of the Registrant or any subsidiary thereof.

	The Registrant maintains directors and officers liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such and (ii) provides for payment on behalf of the Registrant against such loss but only when the Registrant shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7. 	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits

	The following exhibits are filed as part of this registration statement:

	5.1		   Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

	23.1	  	Consent of Arthur Andersen LLP.

	23.2  		Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
Exhibit 5.1).

	24    		Power of Attorney (included in signature page to this
registration statement).



Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	 (i) 	To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	 (iii) 	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) 	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) 	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) 	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) 	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarkston, State of Georgia, on this 15th day of May, 1996.

						SEROLOGICALS CORPORATION


						By:	 /s/ Harold J. Tenoso
          ----------------------
         	Harold J. Tenoso, Ph.D.
							   President, Chief Executive Officer and
						   	Director

	KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harold J. Tenoso, Ph.D. and Russell H. Plumb, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

	Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     Signature		                    			Title	             				       	Date
 /s/ Harold J. Tenoso	       	President, Chief Executive Officer	  May 15, 1996
- ---------------------		       and Director (Principal Executive
Harold J. Tenoso, Ph.D.		     Officer)

 /s/ Samuel A. Penninger, Jr.	Chairman of the Board of Directors  	May 15, 1996
- ----------------------------
Samuel A. Penninger, Jr.

 /s/ Marcia T. Bates        		Director	                       					May 15, 1996
- --------------------
Marcia T. Bates

 /s/ James L. Currie	        	Director		                       				May 15, 1996
- --------------------
James L. Currie

 /s/ George M. Shaw        	 	Director	                      						May 15, 1996
- -------------------
George M. Shaw, M.D., Ph.D.

 /s/ Matthew C. Weisman      	Director					                      		May 15, 1996
- -----------------------
Matthew C. Weisman

 /s/ Russell H. Plumb       		Vice President, Finance and        		May 15, 1996
- ---------------------	       	Administration and Chief Financial
Russell H. Plumb			           Officer (Principal Financial and
                        						Accounting Officer)

                             SEROLOGICALS CORPORATION


                                     FORM S-8
                              REGISTRATION STATEMENT


                                  EXHIBIT INDEX

                                                            Sequentially
                                                              Numbered
                                                              Exhibit


5.1      	Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1     	Consent of Arthur Andersen LLP.

23.2     	Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
Exhibit 5.1).

24       	Power of Attorney (included in signature page to this registration statement).